EXHIBIT 21
                          SUBSIDIARIES OF THE COMPANY


Company                    Percent  Owned
-------                    --------------

Pathfinder  Bank  (1)               100%

Pathfinder  Statutory  Trust        100%

(1) Pathfinder Commercial Bank, Pathfinder REIT, Inc. and Whispering Oaks Development Corporation, 100% owned by Pathfinder Bank